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                                                                     EXHIBIT 3.5

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                            ARTICLES OF ORGANIZATION
                                       OF
                             P & A REMEDIATION, LLC

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                                   ARTICLE ONE

         The name of the limited liability company is P & A REMEDIATION, LLC.



                                   ARTICLE TWO

         The period of its duration is thirty years.



                                  ARTICLE THREE

         The purpose for which the Company is organized is the transaction of any and all lawful business for which a limited liability company may be organized under the Texas Limited Liability Company Act.



                                  ARTICLE FOUR

         The street address of its initial Registered Office, and the name of its initial


Registered Agent at this address, is as follows:

                                               Richard C. Smith
                                               1026 West Main Street, Suite 208
                                               Lewisville, Texas 75067










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                           ARTICLES OF ORGANIZATION OF
                         P & A REMEDIATION, LLC, PAGE 1


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                                  ARTICLE FIVE

         The company is to be managed by a manager. The name and address of the initial Manager, who is to serve until the first annual meeting of members or until his successor is duly elected, is:

                                        Richard C. Smith
                                        1026 West Main Street, Suite 208
                                        Lewisville, Texas 75067


                                   ARTICLE SIX

         The name and address of the Organizer is:

                                        Marilyn S. Hershman
                                        408 W. 17th Street, Suite 101
                                        Austin, Texas 78701-1207
                                        (512) 474-2002



         IN WITNESS WHEREOF: I have hereunto set my hand this 16th day of October, 1998.


                                            /s/ MARILYN S. HERSHMAN
                                            ------------------------------------
                                            Marilyn S. Hershman, Organizer




















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                          ARTICLES OF ORGANIZATION OF
                         P & A REMEDIATION, LLC, PAGE 2